UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No. )

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AMPAL-AMERICAN ISRAEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMPAL-AMERICAN ISRAEL CORPORATION

111 ARLOZOROV STREET

TEL AVIV, ISRAEL 62098

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 7, 2007

Dear Shareholder:

You are cordially invited to attend the special meeting (the “Special Meeting”) of the shareholders of Ampal-American Israel Corporation (the “Company” or “Ampal”) which will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th floor, New York, NY 10104, on February 7, 2007, at 10:00 a.m., local time, to consider and act upon the following matters:

1.

To approve a proposed amendment to our Restated Certificate of Incorporation to increase the authorized share capital of Ampal from 60,000,000 shares of Class A Stock to 100,000,000 shares of Class A Stock;

2.

To approve the proposed issuance of up to 4,071,352 shares of Class A Stock of the Company issuable upon the exercise of warrants sold by the Company in a private placement transaction to certain institutional investors in Israel;

3.

To approve the proposed issuance of 8,602,151 shares of Class A Stock of the Company to De Majorca Holdings Ltd. and up to 4,476,389 shares of Class A Stock of the Company to Merhav (m.n.f.) Ltd. (“Merhav”) in connection with the purchase by a wholly-owned subsidiary of the Company from Merhav of a portion of Merhav’s interest in East Mediterranean Gas Co. S.A.E.; and

4.	To transact such other business as may properly come before said meeting or any adjournment(s) or postponement(s) thereof.

Information regarding the matters to be acted upon at the Special Meeting is contained in the accompanying Proxy Statement.

The Board of Directors of the Company has fixed the close of business on December 27, 2006 as the record date for determining the shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) or postponement(s) thereof.

Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will not need postage if you mail it from within the United States. A prompt response will be helpful and appreciated.

By Order of the Board of Directors,

YOSEF A. MAIMAN

Chairman, President and Chief Executive Officer

Tel Aviv, Israel

January 16, 2007

YOUR VOTE IS IMPORTANT. PLEASE VOTE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

AMPAL-AMERICAN ISRAEL CORPORATION

PROXY STATEMENT

for

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 7, 2007

This Proxy Statement is being furnished to the holders of Class A Stock, par value $1.00 per share (the “Class A Stock”), of Ampal-American Israel Corporation (the “Company” or “Ampal”) in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) for use at the special meeting of the shareholders of the Company to be held on February 7, 2007, and at any adjournment(s) or postponement(s) thereof (the “Special Meeting”). The mailing address of our principal executive office is 111 Arlozorov Street, Tel Aviv, Israel 62098. This Proxy Statement and enclosed proxy card are first being mailed to the shareholders of the Company entitled to vote at the Special Meeting on or about January 16, 2007. In an effort to present the information contained in this Proxy Statement in a clear manner, the Company has decided to use a question and answer format.

Q:	What am I voting on?
•

The approval of a proposed amendment to our Restated Certificate of Incorporation to increase our authorized share capital from 60,000,000 shares of Class A Stock to 100,000,000 shares of Class A Stock;

•

The approval of the proposed issuance of up to 4,071,352 shares of Class A Stock issuable upon the exercise of warrants sold by the Company in a private placement transaction to certain institutional investors in Israel; and

•

The approval of the proposed issuance of 8,602,151 shares of Class A Stock of the Company to De Majorca Holdings Ltd. and up to 4,476,389 shares of Class A Stock of the Company to Merhav (m.n.f.) Ltd. (“Merhav”) in connection with the purchase by a wholly-owned subsidiary of the Company from Merhav of a portion of Merhav’s interest in East Mediterranean Gas Co. S.A.E.

Q:	Who is entitled to vote?

Holders of the Class A Stock as of the close of business on December 27, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. As of such date, the Company had 32,610,935 shares of Class A Stock outstanding (excluding treasury shares). Each shareholder is entitled to one vote for each share of Class A Stock held on the Record Date. The Class A Stock does not have cumulative voting rights.

Q:	How can I obtain a copy of Ampal’s annual report on Form 10-K?

Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Special Meeting, a copy of Ampal’s annual report on Form 10-K to the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2005. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Special Meeting of Shareholders. The Company’s annual report on Form 10-K, as well as its other filings with the SEC, are available via the Internet at the Company's website at http://www.ampal.com and at the SEC’s website at http://www.sec.gov.

Q:	Who are the principal shareholders of Ampal and how will they vote?

As of the Record Date, Y.M. Noy Investments Ltd. (“Noy”) was the holder of approximately 36% of the outstanding Class A Stock and Merhav (m.n.f.) Ltd. ("Merhav") was the holder of approximately 31.4% of the outstanding Class A Stock. As of the Record Date, Noy and Merhav are the only holders of more than 5% of the Class A Stock known to the Company. (See page 9 for more details regarding the principal shareholders.) Noy and Merhav have advised the Company that they will vote in favor of all the proposals.

Q:	Who is bearing the cost of preparing this Proxy Statement?

The cost of preparing, assembling and mailing the Notice of Special Meeting of Shareholders, this Proxy Statement and the proxy card is being borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Q.	Besides shareholders, who else will attend the Special Meeting?

Some of the directors of Ampal, senior management of Ampal and representatives of Mellon Investor Services, the Company’s transfer agent, will be present at the Special Meeting.

Q:	What constitutes a quorum?

The holders of record of one-third of the outstanding Class A Stock entitled to vote at any meeting of shareholders constitutes a quorum for the Special Meeting. Since as of the Record Date 32,610,935 shares of Class A Stock were outstanding (excluding treasury shares), a quorum equals 10,870,312 shares of Class A Stock. All votes will be tabulated by the inspector of elections appointed for the meeting. The inspector of elections will also determine whether or not a quorum is present. Votes for and against, abstentions and “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Q:	How will abstentions and “broker non-votes” be treated with respect to the proposals to be voted upon at the Special Meeting?

With respect to proposals #1, #2, and #3, abstentions and “broker non-votes” will not be counted for any purpose in determining whether the proposal has been approved.

Q:	How do I vote using the proxy?

Sign your name exactly as it appears in the proxy, and return it in the enclosed prepaid envelope. IF YOU SIGN YOUR PROXY BUT DO NOT INDICATE YOUR VOTING PREFERENCES, YOUR VOTE WILL BE COUNTED FOR THE APPROVAL OF EACH OF THE PROPOSALS. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Q:	May I revoke my proxy?

A proxy may be revoked at any time before it is exercised at the Special Meeting by notifying the Company’s Secretary in writing or by returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting (although your attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE APPROVAL OF A PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL FROM 60,000,000 SHARES OF CLASS A STOCK TO 100,000,000 SHARES OF CLASS A STOCK

Q:     What is the nature of the amendment being proposed regarding our Restated Certificate of Incorporation?

The shareholders are being asked to approve an amendment to our Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) to increase the number of authorized shares of Class A Stock from 60,000,000 to 100,000,000. On December 21, 2006, our Board of Directors, adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the shareholders at the Special Meeting.

Q:	What is the purpose of the proposed amendment to our Restated Certificate of Incorporation?

The purpose of the proposed amendment is to increase the total number of authorized shares of Class A Stock from 60,000,000 shares to 100,000,000 shares. Our Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available to consummate the transactions contemplated by proposals #2 and #3 and for future transactions including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. The Company considers from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise.

Q:	How will the increase in the authorized share capital affect me?

If the shareholders approve the proposed amendment, our Board of Directors may cause the issuance of additional shares of Class A Stock without further vote of the shareholders of the Company, except as may be required in particular cases by the Company's organizational documents, applicable law, the rules and regulations of Nasdaq, the Tel Aviv Stock Exchange or the rules of any national securities exchange on which shares of Class A Stock may then be listed. Under our Restated Certificate of Incorporation the shareholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of shares of the Company in order to maintain their proportionate ownership of Class A Stock. In addition, if our Board of Directors causes the Company to issue additional shares of Class A Stock or securities convertible into or exercisable for Class A Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing shareholders.

The increase in the number of authorized shares of our Class A Stock could have an anti-takeover effect, although this is not the intent of our Board of Directors in proposing the amendment. For example, if our Board of Directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by our Board of Directors. As of the date of this Proxy Statement, our Board of Directors is not aware of any attempt or plan to obtain control of the Company.

Q:

What vote is required to approve the proposed amendment to our Restated Certificate of Incorporation to increase the authorized share capital from 60,000,000 shares of Class A Stock to 100,000,000 shares of Class A Stock?

The affirmative vote of a majority of the outstanding shares of our Class A Stock entitled to vote on the matter at the special meeting of shareholders, in person or by proxy, is required to approve the amendment to our Restated Certificate of Incorporation.

Q:	Are there any regulatory requirements that must be complied with to effect the amendment to our Restated Certificate of Incorporation?

To effect the amendment, we will be required to file a certificate of amendment to our Restated Certificate of Incorporation with the New York Department of State. Otherwise, no regulatory approvals or filings are required.

Q:	What is the recommendation of the Board of Directors regarding the proposed amendment?

Your Board of Directors unanimously recommends that you vote FOR proposal #1 to approve the amendment to our Restated Certificate of Incorporation to increase the authorized share capital of Ampal from 60,000,000 shares of Class A Stock to 100,000,000 shares of Class A Stock.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE APPROVAL OF THE PROPOSED ISSUANCE OF UP TO 4,071,352 SHARES OF CLASS A STOCK ISSUABLE UPON THE EXERCISE OF WARRANTS SOLD BY THE COMPANY IN A PRIVATE PLACEMENT TRANSACTION TO CERTAIN INSTITUTIONAL INVESTORS IN ISRAEL.

Q:	When did the private placement transaction take place?

On November 28, 2006, the Company entered into a Securities Purchase Agreement with certain institutional investors in a private placement transaction in Israel (the “Investors”) for the sale of 8,142,705 shares of Class A Stock of the Company (the “Private Placement Shares”) based on a sale price per share of $4.65 and warrants to purchase up to 4,071,352 shares of the Class A Stock of the Company with an exercise price of $4.65 per share (the “Warrants”). In connection with the sale of the Private Placement Shares and Warrants, the Company received gross proceeds of $37,863,577. The Company received confirmation from the Nasdaq Stock Market LLC that shareholder approval will not be required with respect to the issuance at closing of the Private Placement Shares and Warrants contemplated by this private placement transaction. However, shareholder approval will be required under Nasdaq rules with respect to the shares issuable upon the exercise of the Warrants. The Company closed the private placement transaction and issued the Private Placement Shares and Warrants on December 28, 2006.

The net proceeds from the sale of the Private Placement Shares and the Warrants will be used for working capital purposes of the Company (but will not be used for working capital of East Mediterranean Gas Co. S.A.E.) and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Class A Stock or any Class A Stock equivalents.

The offering of the Private Placement Shares and Warrants was made solely to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended. The Private Placement Shares and Warrants may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available.

Q:	Why is the Company seeking shareholder approval of the proposed issuance of up to 4,071,352 shares of Class A Stock issuable upon the exercise of the Warrants?

Our Class A Stock is listed on the Nasdaq Capital Market, and, as a result, we are subject to the rules of The Nasdaq Stock Market. Nasdaq Marketplace Rule 4350(i)(1)(D) requires Nasdaq-listed companies to obtain shareholder approval prior to the issuance of securities under certain circumstances, including a transaction involving the sale and issuance of common stock (or securities convertible into or exercisable for common stock) at a price below the book value or market value of the Class A Stock, where the amount of stock being issued is equal to 20% or more of the issuer’s common stock outstanding before such issuance.

Although the Private Placement Shares were issued at market value, the Warrants were issued without the payment of additional consideration. Since no additional consideration was paid for the Warrants, the shares issuable upon exercise of the Warrants could be viewed as being issued at a discount which would require shareholder approval under Nasdaq Marketplace Rule 4350(i)(1)(D). This results from the fact that the investors received both the Private Placement Shares and the Warrants for the market price of the Private Placement Shares and Nasdaq generally requires that some value be attributed to the Warrants. By seeking shareholder approval of the exercisability of the Warrants, it is not necessary to attribute a value to the Warrants for purposes of determining whether the Private Placement Shares were issued at a discount because either (i) shareholder approval is obtained and it then would be permissible to issue shares at a discount or (ii) shareholder approval is not obtained and the Warrants are not exercisable and of no value, the payment for the Private Placement Shares is deemed to have been at market value and no shareholder approval would be required.

Q:	Did the Company agree to file a registration statement with the SEC covering the shares issuable upon exercise of the Warrants?

In connection with the private placement transaction, the Company entered into a registration rights agreement with the Investors, pursuant to which, among other things, the Company is obligated to file a registration statement covering the Private Placement Shares and the shares of Class A Stock issuable upon exercise of the Warrants prior to the earlier of (i) the 60th calendar day following the date that shareholder approval is obtained and (ii) July 28, 2007. In the event the Company fails to satisfy such obligations, and under certain other circumstances as set forth in a registration rights agreement, it will be required to pay liquidated damages equal to 0.5% per month of the aggregate investment amount paid by the Investors for the Private Placement Shares and Warrants, with an aggregate cap of 10% on such liquidated damage payments. In the event that the shareholders approve this proposal, the Company intends to file a registration statement on Form S-3 with the SEC as promptly as practicable following such approval.

Q:	What are the key terms of the Warrants?

The Warrants will expire on August 27, 2007 and will not be exercisable until the issuance of the shares underlying the Warrants has been approved by the Company's shareholders. Upon such approval, the Warrants will be exercisable for up to 4,071,352 shares of Class A Stock at an exercise price of $4.65 per share. No warrant holder may exercise any portion of a Warrant if the number of shares of Class A Stock issuable upon such exercise, plus the number of shares of Class A Stock beneficially owned by the warrant holder, would exceed 9.99% of our outstanding shares of Class A Stock, unless the warrant holder waives this limitation at least 61 days prior to the proposed exercise. Since the Warrants have been, and the shares issuable upon the exercise of the Warrants will be, issued pursuant to Regulation S under the Securities Act of 1933, as amended, the Warrants and the shares issuable upon the exercise of the Warrants are subject to certain restrictions on transfer and exercisability that prevent the Warrants and the shares issuable upon exercise of the Warrants from being sold to or purchased by or on behalf of a U.S. person or in the United States. The Warrants do not contain any anti-dilution provisions other than customary provisions with respect to stock dividends, stock splits and business combinations.

Q:	What happens if the proposal is approved?

If the proposal is approved, then the owners of the Warrants may exercise Warrants that they have received in accordance with their terms.

Q:	What if the proposal is not approved?

If the proposal does not receive shareholder approval, the Warrants will not be exercisable and the Company shall have no further obligations with respect to the Warrants and the institutional investors shall have no further rights to obtain shares of Class A Stock with respect to the Warrants.

Q:

What vote is required to approve the proposed issuance of up to 4,071,352 shares of Class A Stock issuable upon the exercise of the Warrants sold by the Company in a private placement transaction to certain institutional investors in Israel?

The approval of the proposed issuance of up to 4,071,352 shares of our Class A Stock issuable upon the exercise of the Warrants requires the affirmative vote of a majority of the votes cast on the proposal by the holders of shares of Class A Stock present in person or represented by proxy at the Special Meeting. Since the closing of the private placement transaction took place after the Record Date, the holders of the Private Placement Shares will not be permitted to vote at the Special Meeting. The Board of Directors of Ampal unanimously recommends that shareholders approve such issuance.

Q:	How will the approval of the issuance of up to 4,071,352 shares of Class A Stock issuable upon the exercise of the Warrants affect me?

If the issuance is approved by the shareholders, the exercise of warrants will result in the issuance of additional shares of Class A Stock, which could have a dilutive effect on the voting power and earnings per share of existing shareholders.

Q:	How many shares of Class A Stock are available for issuance by the Company?

Our Restated Certificate of Incorporation authorizes the issuance of up to 60,000,000 shares of Class A Stock. As of January 2, 2007, the Company had 40,753,640 shares issued and outstanding (excluding treasury shares) and, pursuant to the Restated Certificate of Incorporation, as amended, may issue up to 19,246,360 additional shares of Class A Stock.

Based upon the 19,246,360 shares that remain available for issuance as of January 2, 2007, if the Company’s shareholders approve this issuance, the Company will have remaining 15,175,008 shares of Class A Stock after taking into account the issuance of the shares of Class A Stock issuable upon the exercise of the Warrants pursuant to this proposal (and an additional 40,000,000 shares of Class A Stock would be available if proposal #1 is approved by the shareholders at the Special Meeting).

Q:	What is the recommendation of the Board of Directors regarding the proposed issuance?

Your Board of Directors unanimously recommends that you vote FOR proposal #2 to approve the issuance of up to 4,071,352 shares of Class A Stock of the Company issuable upon the exercise of warrants sold by the Company in a private placement transaction to certain institutional investors in Israel.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE APPROVAL OF THE PROPOSED ISSUANCE OF 8,602,151 SHARES OF CLASS A STOCK OF THE COMPANY TO DE MAJORCA HOLDINGS LTD. AND UP TO 4,476,389 SHARES OF CLASS A STOCK OF THE COMPANY TO MERHAV IN CONNECTION WITH THE PURCHASE BY A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY FROM MERHAV OF A PORTION OF MERHAV'S INTEREST IN EMG

Q:	Why does the Company propose to issue shares of its Class A Stock to Merhav?

On November 28, 2006, Merhav Ampal Energy, Ltd., a wholly-owned subsidiary of the Company, entered into an agreement (the “Stock Purchase Agreement”) with Merhav to acquire from Merhav additional shares of East Mediterranean Gas Co. S.A.E., an Egyptian joint stock company (“EMG”), pursuant to an option granted to the Company by Merhav in August 2006. Merhav is wholly owned by Yosef A. Maiman. The transaction closed on December 21, 2006.

EMG is an Egyptian joint stock company which has been given the right to export natural gas from Egypt to Israel and other locations in the East Mediterranean basin via an underwater pipeline. The pipeline, which EMG expects to be completed during the first quarter of 2008, will run from El-Arish, Egypt to Ashkelon, Israel.

Under the terms of this transaction, the Company acquired the beneficial ownership of an additional 5.9% of the outstanding shares of EMG’s capital stock. The purchase price for the shares was approximately $128.3 million, of which approximately $68.3 million was paid in cash, $40 million will be paid in 8,602,151 shares of the Company's Class A Stock and the balance will be paid by a promissory note in the principal amount of $20 million (the “Convertible Promissory Note”), which, at the option of Merhav, will be paid in cash, additional shares of the Company’s Class A Stock (based on a price per share of $4.65 per share), or a combination thereof. The Convertible Promissory Note bears interest at 6 months LIBOR (5.375%) and matures on the earlier of September 20, 2007 or upon demand by Merhav. The Company may pre-pay the Convertible Promissory Note at any time in whole or in part. The maximum number of shares that can be issued in this transaction (including accrued interest payable through the maturity date on the Convertible Promissory Note) is 13,078,540 shares of Class A Stock.

As permitted under the Stock Purchase Agreement, Merhav has assigned its right to receive the 8,602,151 shares to De Majorca Holdings Ltd. (“De Majorca”). This assignment was part of a restructuring process relating to Merhav’s interests in the Company. Yosef A. Maiman owns 100% of the economic shares and one-fourth of the voting shares of De Majorca. In addition, Mr. Maiman holds an option to acquire the remaining three-fourths of the voting shares of De Majorca (which are owned by Ohad Maiman, son of Mr. Maiman, Noa Maiman, daughter of Mr. Maiman and Yoav Maiman, son of Mr. Maiman). Merhav has also assigned to De Majorca, subject to obtaining shareholder approval of this proposal #3, an additional 10,248,002 shares of Class A Stock of the Company currently held of record by Merhav.

The foregoing summary is qualified in its entirety by reference to the Stock Purchase Agreement and the Convertible Promissory Note, which were filed on December 1, 2006 as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s current report on Form 8-K.

As a result of this transaction, the Company beneficially owns 12.5% of the total outstanding shares of EMG, as the Company previously acquired from Merhav (i) a 2% beneficial ownership in EMG for a purchase price of $29,960,000 pursuant to an agreement between the parties, dated December 1, 2005 and (ii) a 4.6% beneficial ownership in EMG for a purchase price of $100 million, of which $50 million was paid in cash and the remaining $50 million was paid in 10,248,002 shares of the Company’s Class A Stock (based upon a per share price of $4.879, which was the average price for shares of Class A Stock during the 20-day period prior to August 1, 2006), pursuant to an agreement between the parties, dated August 1, 2006. At the annual meeting of shareholders of the Company held on September 19, 2006, the shareholders approved the issuance of 10,248,002 shares of Class A Stock of the Company to Merhav.

Q:	Did the Company's independent directors review and approve the proposed issuance?

Yes. Yosef A. Maiman, the Company’s Chief Executive Officer, President and Chairman of the Board and the Company’s controlling shareholder, is the sole owner of Merhav. Additionally, Messrs. Malamud, Yerushalmi and Bigio are employed by Merhav. Dr. Nimrod Novik, a director of the Company, is also employed by Merhav and serves as a Merhav designee to the Board of Directors of EMG. Because of the foregoing relationships, the Special Committee, which is identical in composition to the Company’s Audit Committee, negotiated and approved the transactions described above, including the proposed issuance of shares of Class A Stock.

Q:	Did the Special Committee consult with a financial advisor regarding the proposed issuance?

Yes. Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which has been retained as financial advisor to the Special Committee, advised the Special Committee on this transaction.

Q:	Why does the Company need shareholder approval of the proposed issuance?

Because the Company’s Class A Stock is traded on Nasdaq, it is subject to the NASD’s Nasdaq Marketplace Rule 4350(i)(1)(C), which requires that the issuance be approved by the Company’s shareholders.

Under NASD Marketplace Rule 4350(i)(1)(C), shareholder approval must be sought in connection with an acquisition of the stock or assets of another company if any director, officer or substantial shareholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

Because Yosef A. Maiman, a director of the Company, Chairman of the Board, President and CEO, directly or indirectly, owns more than 5% of each of Merhav and EMG and because the proposed issuance of (i) 8,602,151 shares of Class A Stock pursuant to the Stock Purchase Agreement, (ii) 4,301,075 shares of Class A Stock upon the conversion of the Convertible Promissory Note and (iii) up to 175,314 shares of Class A Stock payable as interest through the maturity date under the Convertible Promissory Note would amount to an increase of approximately 32.1% of outstanding shares as of January 2, 2007, the Company must obtain shareholder approval of the proposed issuance.

If approved, this proposal will satisfy the shareholder approval requirements to issue more shares under NASD Marketplace Rule 4350(i)(1)(C) in connection with the Class A Stock to be issued to Merhav.

Q:	What vote is required to approve the proposed issuance of 8,602,151 shares of Class A Stock of the Company to De Majorca and up to 4,476,389 shares of Class A Stock of the Company to

Merhav in connection with the Company’s purchase from Merhav of a portion of Merhav’s interest in EMG?

The approval of the proposed issuance of 8,602,151 shares of Class A Stock of the Company to De Majorca and up to 4,476,389 shares of Class A Stock of the Company to Merhav requires the affirmative vote of a majority of the votes cast on the proposal by the holders of shares of Class A Stock present in person or represented by proxy at the Special Meeting. The Board of Directors of Ampal unanimously recommends that shareholders approve such issuance.

Q:	If approved by shareholders, when will the proposed issuance take place?

Should our shareholders approve the proposed issuance of shares at the Special Meeting, the Company intends to issue 8,602,151 of such shares to De Majorca as soon as is practicable following the Special Meeting and we will have the authority to issue the balance of the approved shares to Merhav in the event that Merhav converts all or a portion of the Convertible Promissory Note.

Q:	How many shares of Class A Stock are available for issuance by the Company?

Our Restated Certificate of Incorporation authorizes the issuance of up to 60,000,000 shares of Class A Stock. As of January 2, 2007, the Company had 40,753,640 shares issued and outstanding (excluding treasury shares) and, pursuant to the Restated Certificate of Incorporation, as amended, may issue up to 19,246,360 additional shares of Class A Stock.

Based upon the 19,246,360 shares that remain available for issuance as of January 2, 2007, if the Company’s shareholders approve the proposed issuance of the shares to Merhav, the Company will have remaining 6,167,820 shares of Class A Stock after taking into account the issuance of the shares of Class A Stock to be issued or that are issuable to Merhav pursuant to this proposal (and an additional 40,000,000 shares of Class A Stock would be available if proposal #1 is approved by the shareholders at the Special Meeting).

Q:	What are the potential effects of the proposed issuance upon the Company's shareholders?

If the proposed issuance is approved, we will issue 8,602,151 shares of the Company’s Class A Stock to De Majorca and we will have the authority to issue the balance of the shares to Merhav if Merhav converts all or a portion of the Convertible Promissory Note. Accordingly, the approval of the proposed issuance will have the effect of reducing the percentage of equity and voting interest held prior to the proposed issuance by each shareholder of the Company’s Class A Stock and increasing the number of outstanding shares of our Class A Stock. Because Mr. Maiman owns 100% of the economic shares of De Majorca and Merhav, his interest in the Company will increase by the total number of shares of our Class A Stock that the Company issues pursuant to this proposal.

Q:	What effect would the failure of the proposed issuance have on the Company?

Pursuant to the Stock Purchase Agreement, if the shareholders do not approve the proposed issuance of 8,602,151 shares of Class A Stock of the Company to De Majorca and up to 4,476,389 shares of Class A Stock of the Company to Merhav within 18 months from December 21, 2006, Merhav Ampal Energy may be required to return 50% of the shares of EMG that it acquired from Merhav pursuant to the Stock Purchase Agreement.

Q:	What is the recommendation of the Board of Directors regarding the proposed issuance?

Your Board of Directors unanimously recommends that you vote FOR proposal #3 to approve the issuance of 8,602,151 shares of Class A Stock of the Company to De Majorca and up to 4,476,389 shares of Class A Stock of the Company to Merhav in connection with the Company’s purchase from Merhav of a portion of Merhav’s interest in EMG.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE COMPANY’S

CLASS A STOCK

Q:	Who are Ampal’s principal shareholders?

The following table sets forth information as of January 2, 2007, as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding securities of Ampal. As of January 2, 2007, there were 40,753,640 (excluding treasury shares) shares of Class A Stock of Ampal outstanding.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Class A Stock	Merhav (m.n.f.) Ltd. 33 Havazelet Hasharon st., Herzliya, Israel	10,248,002 shares (1)(6)(7)	25.1%

Class A Stock	Y.M Noy Investments Ltd. 33 Havazelet Hasharon st., Herzliya, Israel	11,750,132 shares (2)(4)	28.8%

Class A Stock	Yosef A. Maiman Y.M Noy Investments Ltd., 33 Havazelet Hasharon st., Herzliya, Israel	22,248,134 shares(1) (2)(3)(4)(5)(6)(7)	54.3%

Class A Stock	Ohad Maiman Y.M Noy Investments Ltd., 33 Havazelet Hasharon st., Herzliya, Israel	11,750,132 shares (2)(4)	28.8%

Class A Stock	Noa Maiman Y.M Noy Investments Ltd., 33 Havazelet Hasharon st., Herzliya, Israel	11,750,132 shares (2)(4)	28.8%

___________

(1)

Consists of 10,248,002 shares of Class A Stock held directly by Merhav. Merhav is wholly owned by Mr. Maiman. The amounts reported herein do not take into account Merhav’s assignment to De Majorca Holdings Ltd. (“De Majorca”), subject to obtaining shareholder approval of proposal #3, of Merhav’s 10,248,002 shares of Class A Stock. Mr. Maiman owns 100% of the economic shares and one-fourth of the voting shares of De Majorca. In addition, Mr. Maiman holds an option to acquire the remaining three-fourths of the voting shares of De Majorca (which are owned by Ohad Maiman, son of Mr. Maiman, Noa Maiman, daughter of Mr. Maiman and Yoav Maiman, son of Mr. Maiman).

(2)

Consists of 11,750,132 shares of Class A Stock held directly by Noy. Yosef A. Maiman owns 100% of the economic shares and one-third of the voting shares of Noy. In addition, Mr. Maiman holds an option to acquire the remaining two-thirds of the voting shares of Noy (which are currently owned by Ohad Maiman and Noa Maiman, the son and daughter, respectively, of Mr. Maiman).

(3)	Includes 250,000 shares of Class A Stock underlying options which are presently exercisable as of January 2, 2007 or exercisable within 60 days of such date by Mr. Maiman.
(4)

On January 10, 2007, Noy assigned its 11,750,132 shares of Class A Stock of the Company to Di-Rapallo Holdings Ltd. (“Di-Rapallo”). Mr. Maiman owns 100% of the economic shares and one-fourth of the voting shares of Di-Rapallo. In addition, Mr. Maiman holds an option to acquire the remaining three-fourths of the voting shares of Di-Rapallo (which are owned by Ohad Maiman, son of Mr. Maiman, Noa Maiman, daughter of Mr. Maiman and Yoav Maiman, son of Mr. Maiman).

(5)

The amounts reported herein do not take into account the proposed issuance of an additional 8,602,151 shares of Class A Stock of the Company to De Majorca in connection with the Company’s purchase from Merhav of a portion of Merhav’s interest in EMG.

(6)

The amounts reported herein do not take into account the proposed issuance of up to 4,476,389 shares of Class A Stock of the Company to Merhav in connection with the Company’s purchase from Merhav of a portion of Merhav’s interest in EMG.

(7)

In connection with a restructuring process relating to Merhav’s interests in the Company, Merhav has assigned to De Majorca (i) its right to receive 8,602,151 shares of Class A Stock of the Company to be issued in connection with the Company’s purchase from Merhav of a portion of Merhav’s interest in EMG and (ii) subject to obtaining shareholder approval of proposal #3, Merhav’s 10,248,002 shares of Class A Stock of the Company. The assignment is being made by Merhav to De Majorca in consideration of the issuance by De Majorca of a promissory note in favor of Merhav in the principal amount of $87,653,211.45 (based on a price per share of $4.65).

Q:	What percentage of Class A Stock do the directors and officers own?

The following table sets forth information as of January 2, 2007 as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each director and named executive officer of Ampal and by all directors and named executive officers of Ampal as a group. All ownership is direct unless otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Class A Stock	Yosef Maiman	22,248,134 (1)	54.3%
Class A Stock	Irit Eluz	236,000 (2)	*
Class A Stock	Yoram Firon	175,375 (2)	*
Class A Stock	Amit Mansur	51,938(2)	*
Class A Stock	Giora Bar-Nir	80,375	*
Class A Stock	Leo Malamud	150,000 (2)	*
Class A Stock	Dr. Josef Yerushalmi	100,000 (2)	*
Class A Stock	Jack Bigio	150,000 (3)	*
Class A Stock	Eitan Haber	29,063(2)	*
Class A Stock	Yehuda Karni	29,063 (2)	*
Class A Stock	Menahem Morag	24,376 (2)	*
Class A Stock	Dr. Nimrod Novik	0	*
Class A Stock	All Directors and Executive Officers as a Group	23,274,324	55.6%

___________

*	Represents less than 1% of the class of securities.

(1)

Attributable to (i) 11,750,132 shares of Class A Stock held directly by Y.M. Noy Investments Ltd. (“Noy”), which Noy assigned to Di-Rapallo Holdings Ltd. on January 10, 2007 in connection with the liquidation of Noy’s assets and (ii) 10,248,002 shares held directly by Merhav, which Merhav has assigned to De Majorca, subject to shareholder approval of proposal #3. See “Security Ownership of Certain Beneficial Owners.” In addition, this represents 250,000 shares underlying options for Yosef Maiman which are presently exercisable as of January 2, 2007 or exercisable within 60 days of such date by Mr. Maiman. The amounts reported herein do not take into account the proposed issuance of 8,602,151 shares of Class A Stock of the Company to De Majorca and up to 4,476,389 shares of Class A Stock of the Company to Merhav in connection with the Company’s purchase from Merhav of a portion of Merhav’s interest in EMG.

(2)	Represents shares underlying options which are presently exercisable as of January 2, 2007 or exercisable within 60 days of such date.

(3)	Attributable to 150,000 shares of Class A Stock held directly by Mr. Bigio.

MISCELLANEOUS INFORMATION

Q:	Will any other matters be brought before the Special Meeting?

Management does not presently know of any other matters which will be brought before the Special Meeting.

Q:	When are shareholder proposals for the 2007 annual meeting due?

We will hold an annual meeting of shareholders in 2007. Shareholder proposals may be included in our proxy statement for the 2007 annual meeting of shareholders so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the applicable rules of the Securities and Exchange Commission. For a shareholder proposal to be included in our proxy materials for the 2007 annual meeting of shareholders, the proposal must be received at our offices located at 111 Arlozorov Street, Tel Aviv, Israel 62098, addressed to the Secretary, not later than May 31, 2007.

By Order of the Board of Directors,

YOSEF A. MAIMAN

Chairman, President and Chief Executive Officer

January 16, 2007

ANNEX A

FORM OF

CERTIFICATE OF AMENDMENT

OF

THE RESTATED CERTIFICATE OF INCORPORATION

OF

AMPAL-AMERICAN ISRAEL CORPORATION

(Under Section 805 of the Business Corporation Law)

We, the undersigned, being respectively the President and Secretary of Ampal-American Israel Corporation (the “Corporation”), hereby certify, in accordance with Section 805 of the Business Corporation Law, the following amendments to its Restated Certificate of Incorporation:

1.         The name of the Corporation is currently Ampal-American Israel Corporation. The Corporation was formed under the name Ampal-American Palestine Trading Corporation.

2.	The Certificate of Incorporation was filed by the Department of State on February 6, 1942.

3.         The text of the Corporation’s Certificate of Incorporation, as restated and filed in the Office of the Department of State of the State of New York on the 28th day of March, 1997, as amended by the two separate Certificates of Amendment to the Restated Certificate of Incorporation of the Corporation, each dated July 18, 2006 and filed with the Department of State of the State of New York on July 19, 2006 (the “Certificate of Incorporation”), is hereby amended to increase the authorized share capital of the Corporation from 60,000,000 shares of Class A Stock to 100,000,000 shares of Class A Stock.

4.	The text of Corporation’s Certificate of Incorporation is hereby amended as follows:
a.	Article Third of the Certificate of Incorporation is hereby deleted in its entirety and a new Article Third as follows is substituted therefor:

THIRD: The aggregate number of shares which the Corporation is authorized to issue is One Hundred Million (100,000,000) shares in a single class as hereinafter set forth.

b.	Article Fourth of the Certificate of Incorporation is hereby amended as follows:
i.

The first sentence of Article Fourth is hereby deleted in its entirety and the following sentence is substituted therefor: “Said One Hundred Million (100,000,000) shares which the Corporation has authority to issue shall consist of a single class of One Hundred Million (100,000,000) shares of Class "A" Stock having a par value of One Dollar ($1.00) per share.

ii.	The last sentence of Article Fourth is hereby amended be deleting the number “60,000,000” and substituting therefor the number “100,000,000.”

5.         The foregoing amendment of the Certificate of Incorporation was duly approved and adopted in accordance with the provisions of Section 805 of the New York Business Corporation Law and has been authorized by a majority of the votes of the outstanding shares entitled to vote hereon in accordance with Section 804 of the New York Business Corporation Law, at a meeting duly called and held on ______, 2007, a quorum being present.

2

IN WITNESS WHEREOF, we have executed this Certificate of Amendment of the Certificate of Incorporation and affirm that statements made herein are true under the penalties of perjury this __ day of ____, 2007.

AMPAL-AMERICAN ISRAEL CORP.

, President

, Secretary

3

12151 Ampal-American_r2.1.10.07 1/10/07 3:48 PM Page 1

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

Dated: ______________________________, 2007

____
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12151 Ampal-American_r2.1.10.07 1/10/07 3:48 PM Page 2

PROXY

AMPAL-AMERICAN ISRAEL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Irit Eluz and Yoram Firon, and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of Class A Stock of Ampal-American Israel Corporation held of record by the undersigned on December 27, 2006, at the Special Meeting of Shareholders to be held on February 7, 2007, and any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement. By executing this Proxy, the undersigned hereby revokes any proxy previously given with respect to such shares. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

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